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Exhibit 21.1

SUBSIDIARIES OF ROCKET FUEL INC.

Rocket Fuel Ltd.	(United Kingdom)
Rocket Fuel GmbH	(Germany)
Rocket Science Media Inc.	(Canada)

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  Exhibit 21.1
SUBSIDIARIES OF ROCKET FUEL INC.